Form of Proxy Card

C123456789

DCB Bancshares, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Standard Time, on June 28, 2017.

Vote by Internet

- Go to **www.investorvote.com/DCBB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and 2, and FOR all the nominees listed in Proposal 3.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of February 1, 2017, by and between Old Line Bancshares, Inc. and DCB Bancshares, as the agreement may be amended from time to time, pursuant to which DCB Bancshares will merge with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity, and the merger contemplated by the merger agreement.	☐	☐	☐
2. Adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the merger agreement and merger.	☐	☐	☐

+

3. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 - Donald W. Burdette	☐	☐	02 - Robert L. Carpenter, Jr.	☐	☐	03 - James R. Clifford, Sr.	☐	☐
04 - George C. Cramer	☐	☐	05 - Stephen J. Deadrick	☐	☐	06 - William F. Lindlaw	☐	☐
07 - Bernard L. Moxley, Jr.	☐	☐	08 - Gary L. Smith, Sr.	☐	☐	09 - John E. Tregoning	☐	☐
10 - William F. Willard, Sr.	☐	☐						

4. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 3 2 6 2 0 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02LX3C

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS' MEETING TO BE HELD ON June 28, 2017

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT **www.edocumentview.com/DCBB**.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — DCB BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Stephen J. Deadrick and George C. Cramer, and each or either of them, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of DCB Bancshares, Inc. ("DCB Bancshares") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of DCB Bancshares to be held at 3:00 p.m., Wednesday June 28, 2017 and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any named director nominee should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR with respect to Proposal 1, FOR with respect to Proposal 2, FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 3, and in the **discretion of the proxy holders as to any other matters that properly come before the meeting.**

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.